Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-180057, 333-193001, 333-193003 on Form S-8, of our report dated June 19, 2019, relating to the consolidated financial statements and financial statement schedule of American Outdoor Brands Corporation and subsidiaries, and the effectiveness of American Outdoor Brands Corporation and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of American Outdoor Brands Corporation for the year ended April 30, 2019.

Boston, Massachusetts

June 19, 2019